EXHIBIT 23: CONSENT OF PARENTEBEARD LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Pathfinder Bancorp, Inc. Oswego, New York
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53027) of Pathfinder Bancorp, Inc. of our report dated March 24, 2011, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.

ParenteBeard LLC Syracuse, New York March 24, 2011	____________________ /s/ PARENTEBEARD LLC